_________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

              BB&T CORPORATION
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	56-0939887
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation of organization)	Number)

200 West Second Street
         Winston-Salem, North Carolina 27101
(Address of principal executive offices, including zip code)

BB&T CORPORATION
   2004 STOCK INCENTIVE PLAN
 (Full title of the plan)

Scott E. Reed
Senior Executive Vice President
and Chief Financial Officer
BB&T
Corporation
200 West Second Street
3rd Floor
Winston-Salem, North Carolina 27101
              (336) 733-3088
(Name, address and telephone number, including area code,
of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered	per share (1)	price (1)	fee (1)
Common
Stock, par value
$5.00 per share	25,000,000 shares	$37.25	$931,250,000	$117,989

(1)

Pursuant to Rule 457(c) and (h)(1), based on the average ($37.25) of the high ($37.56) and low ($36.93) prices of the Registrant’s Common Stock on June 9, 2004, as reported on the New York Stock Exchange.

_________________

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by BB&T Corporation (the “Company” or “BB&T”) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

          (a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 8, 2004;

          (b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 7, 2004;

          (c) The Company’s Current Reports on Form 8-K filed with the Commission on March 19, 2004, April 13, 2004 and May 3, 2004;

          (d) The description of the Company’s Common Stock, par value $5.00 per share, contained in the Company’s Registration Statement on Form 8-A filed with the Commission on September 4, 1991 with respect to such Common Stock, including any amendment or report filed for the purposes of updating such description; and

          (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The legality of the securities offered hereby has been passed upon for the Company by Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company. Attorneys of the firm hold an aggregate of approximately 75,000 shares of Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers.

          Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined, as provided by statute, that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

           The Company’s bylaws provide for the indemnification of any director or officer of the Company against liabilities and litigation expenses arising out of his status as such, excluding any liabilities or litigation expenses relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interest of the Company.

          The Company’s articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.

          The Company maintains directors’ and officers’ liability insurance that, in general, insures: (i) the Company’s directors and officers against loss by reason of any of their wrongful acts and (ii) the Company against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

          Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify institution- affiliated parties, including institution directors. In general, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.    Description

4.1

Amended and Restated Articles of Incorporation of the Company, as amended, which are incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 17, 1997.

4.2

Articles of Amendment to the Articles of Incorporation of the Company, which are incorporated herein by reference to Exhibit 3(a)(ii) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

4.3

Articles of Amendment dated May 1, 1998 to the Articles of Incorporation of the Company, which are incorporated herein by reference to Exhibit 3(c) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 15, 2003.

4.4

Articles of Amendment dated April 30, 2001 to the Articles of Incorporation of the Company, which are incorporated herein by reference to Exhibit 3(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 15, 2003.

4.5	Articles of Amendment dated April 28, 2004 to the Articles of Incorporation of the Company.

4.6	Bylaws of the Company, as amended and restated through April 28, 2004.

4.7

Subordinated Indenture (including Form of Subordinated Debt Security) between the Company and State Street Bank and Trust Company, Trustee, dated as of May 24, 1996, which is incorporated herein by reference to Exhibit 4(d) to Registration No. 333-02899.

4.8

Senior Indenture (including Form of Senior Debt Security) between the Company and State Street Bank and Trust Company, Trustee, dated as of May 24, 1996, which is incorporated herein by reference to Exhibit 4(c) to Registration No. 333-02899.

4.9

First Supplemental Indenture between the Registrant and U.S. Bank National Association, Trustee, dated as of December 23, 2003, which is incorporated herein by reference to Exhibit 4 of the Current Report on Form 8-K, filed December 23, 2003.

4.10	Specimen Certificate of Stock.

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Explanatory Note regarding Arthur Andersen LLP.

24.1	Power of Attorney of Directors and Officers of the Company.

24.2	Certified Resolution of the Board of Directors of BB&T.

99	BB&T Corporation 2004 Stock Incentive Plan.

Item 9.   Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

   The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT

           Pursuant to the requirements of the Securities Act of 1933, BB&T Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 15th day of June, 2004.

BB&T CORPORATION

By:	/s/ Scott E. Reed
Scott E. Reed
Senior Executive Vice President
and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2004.

	/s/ John A. Allison IV *		/s/ Scott E. Reed *
Name:	John A. Allison IV	Name:	Scott E. Reed
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

	/s/ Edward D. Vest *		/s/ Nelle Ratrie Chilton *
Name:	Edward D. Vest	Name:	Nelle Ratrie Chilton
Title:	Senior Vice President and	Title:	Director
Corporate Controller
(principal accounting officer)

	/s/ Jennifer S. Banner *		/s/ Alfred E. Cleveland *
Name:	Jennifer S. Banner	Name:	Alfred E. Cleveland
Title:	Director	Title:	Director

	/s/ Ronald E. Deal *		/s/ Tom D. Efird *
Name:	Ronald E. Deal	Name:	Tom D. Efird
Title:	Director	Title:	Director

	/s/ Barry J. Fitzpatrick *		/s/ Lloyd Vincent Hackley *
Name:	Barry J. Fitzpatrick	Name:	Dr. Lloyd Vincent Hackley
Title:	Director	Title:	Director

	/s/ Jane P. Helm *		/s/ J. Ernest Lathem *
Name:	Jane P. Helm	Name:	J. Ernest Lathem, M.D.
Title:	Director	Title:	Director

	/s/ James H. Maynard *		/s/ Albert O. McCauley *
Name:	James H. Maynard	Name:	Albert O. McCauley
Title:	Director	Title:	Director

	/s/ J. Holmes Morrison *		/s/ Richard L. Player, Jr. *
Name:	J. Holmes Morrison	Name:	Richard L. Player, Jr.
Title:	Director	Title:	Director

	/s/ Nido R. Qubein *		/s/ E. Rhone Sasser *
Name:	Nido R. Qubein	Name:	E. Rhone Sasser
Title:	Director	Title:	Director

	/s/ Jack E. Shaw *		/s/ Albert F. Zettlemoyer *
Name:	Jack E. Shaw	Name:	Albert F. Zettlemoyer
Title:	Director	Title:	Director

*By:	/s/ Scott E. Reed
Name: Scott E. Reed
Attorney-in-Fact

EXHIBIT INDEX
to
Registration
Statement on Form S-8 of
BB&T Corporation

Exhibit No.    Description

4.1

Amended and Restated Articles of Incorporation of the Company, as amended, which are incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 17, 1997.*

4.2

Articles of Amendment to the Articles of Incorporation of the Company, which are incorporated herein by reference to Exhibit 3(a)(ii) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.*

4.3

Articles of Amendment dated May 1, 1998 to the Articles of Incorporation of the Company, which are incorporated herein by reference to Exhibit 3(c) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 15, 2003.*

4.4

Articles of Amendment dated April 30, 2001 to the Articles of Incorporation of the Company, which are incorporated herein by reference to Exhibit 3(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 15, 2003.*

4.5	Articles of Amendment dated April 28, 2004 to the Articles of Incorporation of the Company.

4.6	Bylaws of the Company, as amended and restated through April 28, 2004.

4.7

Subordinated Indenture (including Form of Subordinated Debt Security) between the Company and State Street Bank and Trust Company, Trustee, dated as of May 24, 1996, which is incorporated herein by reference to Exhibit 4(d) to Registration No. 333-02899.*

4.8

Senior Indenture (including Form of Senior Debt Security) between the Company and State Street Bank and Trust Company, Trustee, dated as of May 24, 1996, which is incorporated herein by reference to Exhibit 4(c) to Registration No. 333-02899.*

4.9

First Supplemental Indenture between the Registrant and U.S. Bank National Association, Trustee, dated as of December 23, 2003, which is incorporated herein by reference to Exhibit 4 of the Current Report on Form 8-K, filed December 23, 2003.*

4.10	Specimen Certificate of Stock.

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Explanatory Note regarding Arthur Andersen LLP.

24.1	Power of Attorney of Directors and Officers of the Company.

24.2	Certified Resolution of the Board of Directors of BB&T.

99	BB&T Corporation 2004 Stock Incentive Plan.

* Incorporated by reference.